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                                                                  Exhibit 99.2
                                     FORM OF
                          NOTICE OF GUARANTEED DELIVERY

                                       for
                            Tender of all Outstanding
                   10 5/8% Senior Subordinated Notes due 2007
                                 in Exchange for
                 New 10 5/8% Senior Subordinated Notes due 2007

                                       of

                       W.R. CARPENTER NORTH AMERICA, INC.

         Registered holders of outstanding 10 5/8% Senior Subordinated Notes due 2007 (the "Original Notes") who wish to tender their Notes in exchange for a like principal amount of new 10 5/8% Senior Subordinated Notes due 2007 (the "Exchange Notes") and whose Original Notes are not immediately available or who cannot deliver their Original Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Trust Company of California, N.A. (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering" and "The Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                     U.S. TRUST COMPANY OF CALIFORNIA, N.A.

                BY HAND:                                 BY MAIL:
U.S. Trust Company of California, N.A.     (insured or registered recommended)
    c/o United States Trust Company       U.S. Trust Company of California, N.A.
              of New York                     c/o United States Trust Company
       111 Broadway, Lower Level                        of New York
        New York, New York 10006           P.O. Box 841, Peter Cooper Station
Attention: Corporate Trust and Agency         New York, New York 10276-0841
               Services                   Attention: Corporate Trust and Agency
                                                         Services

         BY OVERNIGHT EXPRESS:                          BY FACSIMILE:
U.S. Trust Company of California, N.A.                 (212) 420-6155
    c/o United States Trust Company
              of New York                       (For Eligible Institutions Only)
       111 Broadway, Lower Level
        New York, New York 10006
Attention: Corporate Trust and Agency
               Services

                                  BY TELEPHONE:

                                 (800) 225-2398


         Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

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         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signature.


Ladies and Gentlemen:

         The undersigned hereby tenders the principal amount of Original Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated _______, 1997 of W.R. Carpenter North America, Inc. (the "Prospectus"), receipt of which is hereby acknowledged.

                       DESCRIPTION OF SECURITIES TENDERED

Name and address of registered          Certificate Number(s) of Notes     Principal Amount of Notes
holder as it appears on the 10 5/8%     Tendered                           Tendered
Senior Subordinated Notes due
2007 ("Notes")
(Please Print)
______________________________          ______________________________     ______________________________

______________________________          ______________________________     ______________________________

______________________________          ______________________________     ______________________________

______________________________          ______________________________     ______________________________

______________________________          ______________________________     ______________________________



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                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY

                    (Not to be used for signature guarantee)

         The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Original Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:  _________________________________________________________________
                             (Authorized Signature)

Address:  _________________________________   Title: ___________________________

          _________________________________   Name: ____________________________
                                 (Zip Code)         (Please type or print)

Area Code and Telephone Number:____________   Date: ____________________________




     NOTE: DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. NOTES
                 SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.



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